Exhibit 4.5

AUTHORIZED CAPITAL ONE HUNDRED MILLION (100,000,000) COMMON SHARES $0.001 PAR VALUE CUSIP Y20676 105 This Certifies that SPECIMEN is the owner of SPECIMEN fully paid and non-assessable shares of DIAMOND S SHIPPING INC. transferable only on the books of the Corporation by the holder hereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and signatures of its duly authorized officers. Dated: [Corporate Seal] The Republic of the Marshall Islands Craig H. Stevenson, Jr., Chief Executive Officer Kevin Kilcullen, Chief Financial Officer Incorporated under the laws of the Republic of the Marshall Islands SHARES SPECIMEN NUMBER 0 DIAMOND S SHIPPING INC.

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated articles of incorporation of the Corporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the Secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	___________ Custodian___________

(Cust) (Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to Minors Act

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			___________ (State)

Additional abbreviations may also be used though not in the above list.

For value received,______________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

_____________ Common Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said Common Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).